SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                  [Amendment No. ............................]

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                       PHILADELPHIA SUBURBAN CORPORATION
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  Roy H. Stahl
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                      PHILADELPHIA SUBURBAN CORPORATION
                           762 W. Lancaster Avenue
                        Bryn Mawr, Pennsylvania 19010

                             ----------------------

                   Notice of Annual Meeting of Shareholders
                           To Be Held May 16, 1996

                             ----------------------

TO THE SHAREHOLDERS OF
PHILADELPHIA SUBURBAN CORPORATION:

   Notice is hereby given that the Annual Meeting of Shareholders of PHILADELPHIA SUBURBAN CORPORATION will be held at the Company's principal offices, 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, at 10:00 A.M., local time, on Thursday, May 16, 1996, for the following purposes:

       1. To elect three directors;
       2. To approve the adoption by the Board of Directors of Amendment 1994-2 to the Company's 1994 Equity Compensation Plan;
       3. To approve the amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance from 20,000,000 to 40,000,000; and
       4. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record at the close of business on March 18, 1996 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                              By order of the Board of Directors,

                              PATRICIA M. MYCEK
                              Secretary

April 1, 1996


-------------------------------------------------------------------------------
REGARDLESS OF WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                      PHILADELPHIA SUBURBAN CORPORATION
                           762 W. Lancaster Avenue
                        Bryn Mawr, Pennsylvania 19010

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Philadelphia Suburban Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held May 16, 1996 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 1, 1996.

   The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained the firm of Corporate Investor Communications, Inc. to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to Corporate Investor Communications, Inc. for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

   The Annual Report to Shareholders for the year ended December 31, 1995, including financial statements and other information with respect to the Company and its subsidiaries, was mailed with this proxy statement by combined first class bulk mailing to shareholders of record as of March 18, 1996. Additional copies of the Annual Report may be obtained by writing to the Company. KPMG Peat Marwick, the Company's independent certified public accountants, has been selected by the Board of Directors to continue in such capacity for the current year. Representatives of that firm are expected to be present at the meeting and will be available to respond to appropriate questions.

                           PURPOSES OF THE MEETING

   As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company's Bylaws. The shareholders will also be requested to approve the adoption by the Board of Directors of Amendment 1994-2 to the 1994 Equity Compensation Plan and to approve the amendment to the Company's Amended and Restated Articles of Incorporation, which would increase the number of shares of the Company's common stock ("Common Stock") authorized for issuance from 20,000,000 to 40,000,000.

                            VOTING AT THE MEETING

   Holders of shares of the Company's Common Stock of record at the close of business on March 18, 1996 are entitled to vote at the meeting. As of that date, there were xxxxxxxxxx shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast will constitute a quorum at the meeting.

   The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote at the meeting is required to approve Proposals 2 and 3 or to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy card will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

   With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on Proposals 2 and 3 (but not for the election of directors). Abstentions will be considered present and entitled to vote at the meeting, but will not be considered a vote cast on Proposals 2 and 3 and, therefore, will have no effect on the vote on such Proposals. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not with respect to Proposals 2 and 3. Such shares which are not voted by brokers will be considered present and entitled to vote at the meeting, but will not be considered a vote cast on Proposals 2 and 3 and, therefore, will have no effect on the vote on such Proposals.

   Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted, at the meeting, or by attending the meeting and voting in person.

   Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card regardless of whether or not you plan to attend the meeting.

   Employees will not receive a separate proxy for shares owned (subject to vesting) under the Company's Thrift Plan, as the trustee for the Thrift Plan will vote the shares of Common Stock held thereunder.

                               (PROPOSAL NO. 1)

                            ELECTION OF DIRECTORS

VOTING ON PROPOSAL NO. 1.

   The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. Therefore, only Messrs. Boyer, DeBenedictis and DiBona, who are current directors and whose terms expire in 1996, are being nominated for election as directors at the Annual Meeting for terms expiring in 1999.

   Three directors are to be elected by a plurality of the votes cast at the Annual Meeting, and seven directors will continue to serve in accordance with their prior election. At the meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instruction on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that all of the nominees will be available to serve.

RECOMMENDATION OF BOARD OF DIRECTORS

   The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Boyer, DeBenedictis and DiBona as directors.

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

   The Board of Directors held six meetings in 1995. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Nominating, and Pension Committees. Each incumbent director, for the period served in 1995, attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served, with the exception of Mr. Elia.

   Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 1995. The Executive Committee currently has six members, and the Chairman of the Company serves as Chairman of the Executive Committee.

   Audit Committee. The Audit Committee is composed of four directors who are not officers of the Company or any of its subsidiaries. It meets periodically with the Company's financial officers and independent certified public accountants to review the scope of auditing procedures and the policies relating to the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee held two meetings in 1995.

   Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three members of the Board who are not officers of the Company or any of its subsidiaries. The Executive Compensation and Employee Benefits Committee has the power to administer the Company's 1982 and 1988 Stock Option Plans and to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and key personnel and recommends to the Board the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held three meetings in 1995.

   Nominating Committee. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for director of the Company. The Nominating Committee has three members and held two meetings during 1995. It is the present policy of the Nominating Committee to consider nominees who are recommended by shareholders as additional members of the Board or to fill vacancies on the Board. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Nominating Committee in care of the Company. See "Requirements for Advance Notifications of Nominations."

   Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's financial, legal, actuarial, and investment advisors. The Committee consists of four members and met four times in 1995.

   The current members of the Committees of the Board of Directors are as follows:

                            Executive Compensation and                 Audit
Executive Committee         Employee Benefits Committee              Committee
----------------------      ----------------------------     -------------------------
Nicholas DeBenedictis*      John F. McCaughan*                John H. Austin, Jr.*
John H. Austin, Jr.         G. Fred DiBona, Jr.               John W. Boyer, Jr.
John W. Boyer, Jr.          Joseph C. Ladd                    Richard H. Glanton, Esq
G. Fred DiBona, Jr.                                           Harvey J. Wilson
Joseph C. Ladd
John F. McCaughan


     Pension Committee         Nominating Committee
 -------------------------   -------------------------
Joseph C. Ladd*             G. Fred DiBona, Jr.*
John W. Boyer, Jr.          Mary C. Carroll
Nicholas DeBenedictis       Nicholas DeBenedictis
Claudio Elia

----------
*Chairman

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

   Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

   Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the Securities and Exchange Commission ("SEC"). The Notice must contain or be accompanied by the following information:

     (1) the name and residence of the shareholder who intends to make the nomination;

     (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

     (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

     (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

     (5) the consent of each nominee to serve as a director of the Company if so elected.

   Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 2, 1996.

INFORMATION REGARDING NOMINEES AND DIRECTORS

   For the three nominees for election as directors at the 1996 Annual Meeting and the seven directors whose terms of office expire either at the 1997 Annual Meeting or the 1998 Annual Meeting, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

-----------------------------------------------------------------------------

                   NOMINEES FOR ELECTION AT ANNUAL MEETING
-----------------------------------------------------------------------------

John W. Boyer, Jr........   Mr. Boyer retired as Chairman of the Company on May 20, 1993, having served in that capacity
St. Davids, PA              since the restructuring of the Company on July 1, 1981. Mr. Boyer also served as the
Director since 1981         Company's Chief Executive Officer from July 1, 1981 to July 1, 1992. Mr. Boyer is a director of Betz Laboratories, Inc., Gilbert Associates, Inc. and Rittenhouse Trust Company. Age:  67.


Nicholas DeBenedictis....   Mr. DeBenedictis has served as Chairman of the Company since May 20, 1993. Mr. DeBenedictis
Ardmore, PA                 also continues to serve as the Company's Chief Executive Officer and President, the positions
Director since 1992         he has held since joining the Company in July 1992. He also serves as Chairman, Chief
                            Executive Officer and President of the Company's principal subsidiary, Philadelphia Suburban
                            Water Company. Between April 1989 and June 1992, he served as Senior Vice President for
                            Corporate Affairs of PECO Energy Company. From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr.
                            DeBenedictis is a director of Provident Mutual Life Insurance Company of Philadelphia,
                            Air & Water Technologies Corporation and P.H. Glatfelter Company, and a member of the
                            PNC Bank, N.A. Philadelphia Advisory Board. Age: 50.


G. Fred DiBona, Jr. ....    Mr. DiBona has served since 1990 as President and Chief Executive Officer of Independence
Bryn Mawr, PA               Blue Cross, the Delaware Valley region's largest health insurer. He also serves as Chairman
Director since 1993         of Independence Blue Cross' subsidiaries and affiliates. Between 1987 and 1990, Mr. DiBona served as President and Chief Executive Officer for Pennsylvania Blue Shield's holding company, Keystone Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, Pennsylvania Savings Bank, Charter Medical Corporation, and various civic and charitable organizations. Age: 45.

-----------------------------------------------------------------------------

          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1997
-----------------------------------------------------------------------------

John H. Austin, Jr. ....   Mr. Austin retired as President of Philadelphia Electric Company (now known as PECO
Berwyn, PA                 Energy Company), a public utility, in 1988. Mr. Austin served as President of PECO
Director since 1981        Energy Company from 1982 to 1988. He is also a director of Selas Corporation of America.
                           Age: 67.

John F. McCaughan.......  Mr. McCaughan is Chairman of Betz Laboratories, Inc., which provides engineered chemical
Doylestown, PA            treatment of water, wastewater and process systems. Mr. McCaughan was Chairman and
Director since 1984       Chief Executive Officer of Betz Laboratories from 1982 to 1994. He is also a director of Betz Laboratories, Inc. and Penn Mutual Life Insurance Company. Age: 60.


Harvey J. Wilson.......   Mr. Wilson is President and CEO of Integrated Healthcare Solutions, a healthcare
Delray Beach, FL          information systems company. Mr. Wilson was a co-founder of Shared Medical Systems
Director since 1983       Corporation. He is a director of FPA Medical Management, RMSC of West Palm Beach, and Enterprise Application Systems, Inc. Age: 57.

-----------------------------------------------------------------------------

          DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 1998
-----------------------------------------------------------------------------

Mary C. Carroll..........     Ms. Carroll is a consultant, a community volunteer and an advisor to nonprofit corporations,
Bryn Mawr, PA                 businesses and government agencies. Between 1992 and 1993 she served as President of Hospitality
Director since 1981           Philadelphia Style. She is Vice Chairman of Ft. Mifflin on the Delaware and is a founder, director or trustee of various civic and charitable organizations, including Preservation
                              Action, the National Parks Mid-Atlantic Council, the Friends of Independence National
                              Historical Park, the Urban Affairs Coalition and the Metropolitan YMCA. Age: 55.


Claudio Elia.............     Mr. Elia has served since June 1994 as Chairman and CEO of Air & Water Technologies Corporation,
Greenwich, CT                 an environmental services company, and since September, 1988 as President and Chief Executive
Director since 1992           Officer of Anjou International Company, the U.S. holding company of Compagnie Generale des Eaux, a diversified international service company providing a broad range of water, power, heating and urban maintenance services. He has also served as President and Chief
                              Executive Officer of Limbach Holdings, a construction and service company, and President of Montenay International Co., a waste-to-energy company, both of which are affiliates of Compagnie Generale des Eaux. Mr. Elia is also a director of Air & Water Technologies
                              Corporation, Consumers Water Company, Anjou International Company, Limbach Holdings and
                              Montenay International Co. Age: 53.


Joseph C. Ladd ..........     Mr. Ladd is the retired Chairman, President and Chief Executive Officer of The Fidelity
Rosemont, PA                  Mutual Life Insurance Company, serving in those capacities from July, 1971 to January,
Director since 1983           1992. He is currently a director of PECO Energy Company. Age: 69.

Richard H. Glanton, Esq...    Mr. Glanton has been a partner in the law firm of Reed, Smith, Shaw & McClay in Philadelphia
Philadelphia, PA              since 1986. Mr. Glanton is a director of General Accident Insurance Company of North America,
Director since 1995           PECO Energy Company and numerous civic and charitable organizations. Age: 49


OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information as of January 31, 1996, with respect to shares of Common Stock of the Company beneficially owned by each director and executive officer and by all directors and executive officers of the Company as a group. This information has been provided by each of the directors and officers at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the Securities and Exchange Commission ("SEC") and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

                                                     Sole voting          Shared voting             Total and
                                                     and/or sole          and/or shared          percent of class
     Beneficial Owner                              investment power   investment power(1)(2)      outstanding(3)
 -----------------------                           ----------------   ----------------------    -----------------
John H. Austin, Jr.  ...........................         1,200                  --                   1,200
John W. Boyer, Jr.  ............................        58,703                  --                  58,703
Mary C. Carroll  ...............................         1,200                 447                   1,647
Morrison Coulter  ..............................        20,099               6,403(4)               26,502
Nicholas DeBenedictis  .........................        60,202               8,638(5)               68,840
G. Fred DiBona, Jr.  ...........................         1,000                  --                   1,000
Claudio Elia (6)  ..............................           400                  --                     400
Richard H. Glanton, Esq.  ......................           772                  --                     772
Michael P. Graham  .............................         8,999               9,829                  18,828
Joseph C. Ladd  ................................         2,651                  --                   2,651
John F. McCaughan  .............................         3,200                  --                   3,200
Richard R. Riegler  ............................        17,158                 931                  18,089
Roy H. Stahl  ..................................        14,499              12,995                  27,494
Harvey J. Wilson  ..............................         6,700                  --                   6,700
All directors and executive officers as a group
  (14 persons) .................................       196,783(7)           39,243(8)              236,026(1.93%)

------
(1) The shareholdings indicated include 1,452 shares held in the Company's Dividend Reinvestment Program.

(2) Under the Company's Thrift Plan, participants do not have any present voting power with respect to shares allocated to their accounts. Such shares have been included in this column.

(3) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of January 31, 1996 (12,200,647 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 1996 has not been shown.

(4) The shareholdings indicated include 1,280 shares owned of record by Mr. Coulter's wife. Mr. Coulter disclaims beneficial ownership as to such shares.

(5) The shareholdings indicated include 400 shares owned of record by Mr. DeBenedictis' wife and 3,595 shares owned of record by Mr. DeBenedictis' son. Mr. DeBenedictis disclaims beneficial ownership as to such shares.

(6) As Chief Executive Officer of Anjou International Company, Mr. Elia oversees Compagnie Generale des Eaux's interests in the United States, including its share ownership in Philadelphia Suburban Corporation. Consequently, he may be deemed to share voting and dispositive power for the shares held by Compagnie Generale des Eaux.

(7) The shareholdings indicated include 105,277 shares exercisable under the 1988 Stock Option Plan and the 1994 Equity Compensation Plan on or before April 1, 1996.

(8) The shareholdings indicated include 24,734 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or
    (iii) owned by family members.

   The following table sets forth certain information as of February 29, 1996, except as otherwise indicated, with respect to the ownership of shares of Common Stock of the Company by certain beneficial owners of 5% or more of the Company's total outstanding shares.


                                                                   Percent of
                                      Amount and Nature            Outstanding
      Beneficial Owner             of Beneficial Ownership           Shares
 ---------------------------   --------------------------------   -------------
Compagnie Generale des Eaux    Sole voting and dispositive power
  52 Rue D'Anjou 75384          over 1,750,600 shares (1)
  Paris, France                                                       14.3%

---------
(1) Based on the Form 4 of Compagnie General des Eaux dated December 8, 1995.

                            EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

OVERALL OBJECTIVES

   Philadelphia Suburban Corporation's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

   Toward that end, the program:

   o Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

   o Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

   o Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

   In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

   At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 50% water utilities, 25% other utilities and 25% general industrial businesses. There are seventeen water utilities in the Composite Market, twelve of which are included in the Edward Jones Water Utility Index used for the stock performance chart contained herein. Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long term incentive programs.

COMPENSATION COMPONENTS

BASE SALARY

   To ensure that its pay levels are competitive, the Company regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite

Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

CASH INCENTIVE AWARDS

   The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage times a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and approved by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

EQUITY INCENTIVES

   As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of a nationally-recognized compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

   Under the terms of the Company's Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan also provides a means through which the Company can attract and retain employees of significant abilities.

SUMMARY OF ACTIONS TAKEN BY THE COMMITTEE

SALARY INCREASE

   Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee, subject to approval by the Board of Directors.

   Mr. DeBenedictis' salary for 1995 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 1996, which was approved by the Board of Directors on February 6, 1996 and effective on April 1, 1996, is consistent with published salary survey information on salary levels and projected annual salary increases for 1996 and is based on the Committee's favorable assessment of his and the Company's performance.

ANNUAL INCENTIVE AWARD

   At its February 5, 1996 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 1995 as well as the participants' achievement of their individual objectives. The incentive awards to the Company's officers were approved by the Board of Directors on February 6, 1996. Mr. DeBenedictis' annual incentive compensation for 1995, was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 1995 included increasing revenues and net income to record levels, reducing controllable operating expenses and interest costs, increasing customer growth through acquisitions, improving return on equity and implementing other management initiatives intended to control costs, enhance customer satisfaction and increase shareholder value. It was the Committee's assessment that Mr. DeBenedictis met or exceeded all of his 1995 objectives.

EQUITY INCENTIVES

   At its March 4, 1996 meeting, the Committee approved the grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to its executive officers at the fair market value on the date of grant for such stock options of $22.375. The options are exercisable in installments of one- third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. Mr. DeBenedictis received a grant of 20,000 options and dividend equivalents on March 4, 1996 at the grant price stated above. In addition, at its February 5, 1996 meeting, the Committee considered and approved a recommendation from management to increase the number of shares available for issuance under the 1994 Equity Compensation Plan. The Committee reviewed the number of stock option awards being made annually under the Plan, which it felt was reasonable and effective in providing the recipients, both executive officers and other employees, with a long-term interest in the Company. The Committee recommended to the Board of Directors that the number of shares available under the Plan be increased by 500,000 and the Board approved this increase at its meeting on February 6, 1996, subject to approval by the shareholders at the Annual Meeting as set forth in Proposal No. 2 on pages 20 to 21 of this Proxy Statement.

                                        Respectfully submitted,

                                        John F. McCaughan
                                        G. Fred DiBona, Jr.
                                        Joseph C. Ladd

   The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

   The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 1995, 1994 and 1993, or for the year in which the individual was an executive officer, if shorter, for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                       Long Term Compensation
                                                                              ----------------------------------------
                                    Annual Compensation                               Awards                 Payouts
                                 ------------------------      ----------    ----------------------------    ---------
                                                                                             Securities
                                                                  Other       Restricted       Under-                    All Other
                                                                 Annual         Stock          lying           LTIP       Compen-
Name and                             Salary                      Compen-        Award(s)      Options/        Payouts     sation
Principal Position        Year       ($)(1)      Bonus ($)(2)  sation($)(3)      ($)(4)       SAR's (#)         ($)       ($)(5)
------------------       ------   -----------  --------------  ------------   -----------   ------------    ---------   ---------
N. DeBenedictis  .....    1995      252,372        229,281        4,666           --           20,000            --        55,505
CEO                       1994      241,027        157,697        4,620         174,375        15,000            --        30,240
                          1993      231,751        145,454        2,698           --            9,000            --        21,840

R. Stahl  ............    1995      155,766         62,330        4,620           --            4,000            --         7,958
Sr. V.P. & Gen. Cnsl.     1994      151,775         57,682        4,453           --            3,500            --         1,960
                          1993      144,200         54,545        4,326           --            5,000            --          --

R. Riegler (6)  ......    1995      140,548         47,389        4,216           --            4,000            --         8,234
Sr. V.P.-Operations       1994      135,624         36,973        2,910           --            3,500            --         1,960

M. Graham  ...........    1995      129,501         52,078        3,885           --            4,000            --         8,157
Sr. V.P.-Finance          1994      122,554         43,812        3,677           --            3,500            --         1,960
                          1993      112,651         43,157        3,379           --            5,000            --          --

M. Coulter (7)  ......    1995      125,818         34,925        3,468          --            4,000             --         9,245
Sr. V.P.-Production

------
(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this Column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions pursuant to the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Mr. DeBenedictis was awarded a grant of 10,000 shares of restricted stock under the Company's 1994 Equity Compensation Plan on May 19, 1994 at a fair market value on the date of grant of $17.94 per share, less the $.50 par value per share paid by Mr. DeBenedictis. One-third of the restricted stock under this grant will be released to Mr. DeBenedictis each year starting on May 19, 1995 and he is entitled to receive the dividends on the restricted shares pending their release. At year-end 1995, the value of the 6,667 shares still subject to restrictions was $138,340 based on a closing price for the stock of $20.75.

(5) Includes: (a) the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis ($9,709); (b) Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy ($8,897); and (c) the amounts accrued for the named executive's accounts in 1995 in connection with the dividend equivalent awards made in 1994 and 1995 (Messrs. DeBenedictis $34,300; Stahl $7,430; Graham $7,430; Riegler $7,430; and Coulter $7,430). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.

(6) Mr. Riegler is Senior Vice President of the registrant's principal subsidiary and was designated as an executive officer of the registrant in 1994 by the Board of Directors.

(7) Mr. Coulter is Senior Vice President of the registrant's principal subsidiary and was designated as an executive officer of the registrant in 1995 by the Board of Directors.

COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the weighted average cumulative total return of a peer group of companies represented by the Edward Jones ("EJ") Water Utility Industry Index (adjusted for total market capitalization) and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on January 1, 1990 and the reinvestment of all dividends. The EJ Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; Aquarion Company; California Water Service Company; Connecticut Water Service Company; Consumers Water Company; Dominguez Services Corporation; E'town Corporation; IWC Resources Corporation; Middlesex Water Company; Philadelphia Suburban Corporation; SJW Corporation; Southern California Water Company; Southwest Water Company; and United Water Resources, Inc.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG PSC, S&P 500 AND EJ WATER UTILITY AVERAGE

    250 |------------------------------------------------------------------|
        |                                                             *    |
        |                                                                  |
        |                                                                  |
    225 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                             &#   |
    200 |------------------------------------------------------------------|
        |                                                 *                |
        |                                     *                            |
        |                                     &                            |
    175 |------------------------------------------------------------------|
        |                                                 &                |
        |                         &                       #                |
        |                         *           #                            |
    150 |------------------------------------------------------------------|
        |               &                                                  |
        |               *         #                                        |
        |               #                                                  |
    125 |------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
    100 |---*&#------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
     75 |----|----------|---------|-----------|-----------|-----------|----|
            1990       1991      1992        1993        1994        1995


        * = PSC                                        & = EJ WEIGHTED AVG.
                                 # = S&P 500




                COMPARISON OF FIVE YEAR COUMULATIVE TOTAL RETURN
                 AMONG PSC, S&P 500 AND EJ WATER UTILITY AVERAGE


                                                        Five Year Cumulative Return
                                       ----------------------------------------------------------
                                        1990      1991      1992       1993       1994       1995
                                       ------    ------    ------     ------     ------     ------
                           PSC   *     100.00    139.40    151.60     184.59     193.17     235.20
               EJ WEIGHTED AVG   &     100.00    142.79    158.14     180.18     167.86     211.18
                       S&P 500   #     100.00    130.34    140.26     154.33     156.43     214.99




The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION GRANTS IN 1995

   The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 1995 to each executive officer identified in the Summary Compensation Table who received options during the period.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     Grant Date
                                          Individual Grants                            Value
                    -------------------------------------------------------------   ------------
                                           % of
                       Number of          Total
                      Securities      Options/SAR's     Exercise
                      Underlying        Granted to       or Base                     Grant Date
                     Options/SAR's      Employees         Price      Expiration       Present
Name                 Granted (#)(1)   in Fiscal Year    ($/Sh)(2)       Date         Value ($)(3)
--------            ---------------   --------------    ----------   ------------   ------------
N. DeBenedictis ..      20,000            16.6%          17.8125       3/6/05          39,000
R. Stahl  ........       4,000             3.3%          17.8125       3/6/05           7,800
R. Riegler  ......       4,000             3.3%          17.8125       3/6/05           7,800
M. Graham  .......       4,000             3.3%          17.8125       3/6/05           7,800
M. Coulter  ......       4,000             3.3%          17.8125       3/6/05           7,800

------
(1) The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of 1/3 per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1994 and 1995 is shown on the Summary Compensation Table.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted.

(3) The values in this column were determined using Black-Scholes Option Pricing Model, The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 5.8%, (ii) a risk free rate of return of 7.4%, (iii) a beta coefficient of 1, (iv) an exercise date of 10 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

STOCK OPTION EXERCISES IN 1995 AND VALUE OF OPTIONS AT YEAR-END 1995

   The following table sets forth information concerning the number of stock options exercised under the Company's 1982 and 1988 Stock Option Plans and the 1994 Equity Compensation Plan during 1995 by each executive officer listed below and the number and value of unexercised options as of December 31, 1995, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.

              AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES

                                                         Number of Securities              Value of Unexercised
                                                        Underlying Unexercised                 In-the-Money
                                                          Options/SAR's at                  Options/SAR's at
                        Shares                            Fiscal Year-End (#)              Fiscal Year-End ($)(1)
                       Acquired         Value       --------------------------------  --------------------------------
Name                on Exercise(#)   Realized($)     Exercisable     Unexercisable     Exercisable     Unexercisable
-----               --------------   -----------    -------------   ---------------   -------------   ---------------
N. DeBenedictis           --              --           38,600            55,400          218,363           233,950
R. Stahl  .......         --              --           11,166            11,334           52,654            40,189
R. Riegler  .....         --              --           11,681            10,534           69,390            35,789
M. Graham  ......       6,500           41,750          5,666            12,334           24,279            47,752
M.Coulter  ......         --              --           16,866            11,134           99,754            39,089

------
(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 29, 1995 ($20.75)

CERTAIN COMPENSATION PLANS

RETIREMENT PLAN

   The Retirement Plan for Employees of the Company (the "Retirement Plan") is a defined benefit pension plan. In general, participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

   The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees (the "Excess Plan"). The
Excess Plan is a nonqualified, unfunded pension benefit plan that is intended to provide an additional pension benefit to participants in the Retirement
Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the participant would have been entitled to under the Retirement Plan absent such ERISA limitations, and (ii) the amount of the benefit actually payable under the Retirement Plan.

   The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                PENSION TABLE


   Average Salary               Estimated Annual Pension Based on Service of
 During Five Years     ---------------------------------------------------------------
Preceding Retirement    15 Years     20 Years      25 Years     30 Years     35 Years
--------------------   ----------   ----------    ----------   ----------   ----------
       $100,000         $ 25,300     $ 33,700      $ 42,100     $ 44,600     $ 47,100
        125,000           32,000       42,700        53,300       56,500       59,600
        150,000           38,800       51,700        64,600       68,300       72,100
        175,000           45,500       60,700        75,800       80,200       84,600
        200,000           52,300       69,700        87,100       92,100       97,100
        225,000           59,000       78,700        98,300      104,000      109,600
        250,000           65,800       87,700       109,600      115,800      122,100
        300,000           79,300      105,700       132,100      139,600      147,100
        350,000           92,800      123,700       154,600      163,300      172,100
        400,000          106,300      141,700       177,100      187,100      197,100
        450,000          119,800      159,700       199,600      210,800      222,100
        500,000          133,300      177,700       222,100      234,600      247,100


   The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 1995, be entitled to a pension based on the remuneration level listed in the following table:

                                              Completed
                             Covered           Years of
          Name             Remuneration    Credited Service
      -----------         --------------   ----------------
Nicholas DeBenedictis        $297,310              4
Roy H. Stahl  .........      $181,445             14
Richard R. Riegler  ...      $153,941             26
Michael P. Graham  ....      $143,788             19
Morrison Coulter  .....      $134,834             35


   A Supplemental Executive Retirement Plan or SERP has been established for
Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $87,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, dividend equivalents will become immediately payable and the restrictions on restricted stock grants shall immediately lapse upon certain change in control events.

COMPENSATION OF DIRECTORS

   Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. In 1995, members of the Board of Directors who were not full-time employees of the Company or any of its subsidiaries (outside directors) received an annual retainer fee of $12,000, plus an annual grant of 200 shares of the Company s common stock pursuant to Amendment 1994-1 to the Company's 1994 Equity Compensation Plan approved by the shareholders at the 1995 Annual Meeting. Directors also receive a fee of $750 for attendance at each meeting of the Board of Directors of the Company and meeting fees of $750 for attendance at each Committee meeting of the Board. In addition, each Committee Chairman, who is an outside director, received an annual retainer fee of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings.

CERTAIN TRANSACTIONS

   Richard H. Glanton, a director, is a partner in the law firm of Reed Smith Shaw & McClay, which provided legal services to the Company in excess of $60,000 in 1995 and is expected to continue to do so in the future.

                               (PROPOSAL NO. 2)

                 PROPOSAL TO APPROVE AMENDMENT 1994-2 TO THE
                    1994 PHILADELPHIA SUBURBAN CORPORATION
                           EQUITY COMPENSATION PLAN

THE PROPOSAL

   At the Annual Meeting, there will be presented to the shareholders a proposal to approve and ratify Amendment 1994-2 (the "Amendment") to the 1994 Philadelphia Suburban Corporation Equity Compensation Plan (the "Plan"). Under the proposal, Section 4 of the Plan will be amended to increase the number of shares of Common Stock available for issuance under the Plan by 500,000 shares to an aggregate of 950,000 shares. On February 6, 1996, the Board of Directors adopted the Amendment, subject to shareholder approval at the Annual Meeting. The Amendment will not be effective unless or until shareholder approval is obtained.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT

   The proposal to approve the Amendment requires the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the Annual Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as votes cast. Similarly, broker non-votes will also be considered present at the Annual Meeting, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the vote on the approval of the Amendment.

   The Board of Directors recommends that all shareholders vote FOR the approval of Amendment 1994-2 to the 1994 Equity Compensation Plan.

DESCRIPTION OF THE PLAN

   The Amendment is set forth as Exhibit A to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to the Plan document.

   General. In May 1994, the shareholders of the Company approved the Plan. The Plan provides for the grant to officers and other key employees of, and key consultants to, the Company and its subsidiaries of incentive compensation in the form of incentive stock options, nonqualified stock options, restricted stock and dividend equivalents. The Plan permits the grant of incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") with respect to an aggregate of 450,000 options (less the number of restricted stock grants), of which options with respect to 362,000 shares have been granted. The shareholders in 1995 approved an amendment to the Plan to provide for annual grants of 200 shares of restricted stock to Non-employee Directors on the first day of the month following the Company's Annual Meeting of shareholders. The Plan permits restricted stock grants of up to 25,000 shares, 11,800 shares of which have been granted.

   A Board committee (the "Committee") or the entire Board may select the persons to receive grants under the Plan (the "Grantees") from among the persons who may participate in the Plan and, subject to the terms of the Plan, may determine the number of shares of Common Stock subject to a particular grant and terms of each grant. As of March 5, 1996, there are approximately 70 key employees and no consultants anticipated to be eligible to participate in the Plan.

   The exercise price of Common Stock subject to an ISO or NQSO is the fair market value of such stock on the date the stock option is granted. The exercise period for an ISO may not exceed ten years from the date of grant and the exercise period for a NQSO may not exceed ten years and one day from the date of grant. Each dividend equivalent represents the right to receive an amount equal to the dividend payable on a share of Common Stock of the Company during an accumulation period established for each grant by the Committee. The Company will credit to an account maintained for the Grantee on its books and records an amount that is equal to the dividend equivalents subject to the grant during the accumulation period designated by the Committee. The dividend equivalents will generally be paid at the end of a performance period which may depend in part on performance criteria for the Grantee established by the Committee.

   Proposed Amendment. The Board of Directors has amended the Plan, subject to shareholder approval, to increase the number of shares available for issuance under the Plan by 500,000 shares to an aggregate of 950,000 shares.

SUMMARY OF BENEFITS UNDER THE 1994 EQUITY COMPENSATION PLAN.

   The only change proposed by the Amendment is an increase in the number of authorized shares under the Plan and the Amendment does not alter the considerations of the Executive Compensation and Employee Benefits Committee with respect to grants under the Plan. For information with respect to grants to certain executive officers during the year ended December 31, 1995 under the Plan, see the table captioned "Option Grants in Last Fiscal Year" on page 16 and for information with respect to grants to the Company's non-employee directors, see page 19 above.

                               (PROPOSAL NO. 3)

          PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED
        AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
                   OF SHARES OF THE COMPANY'S COMMON STOCK

   The Board of Directors has approved and recommended for submission to the shareholders an amendment to the Company's Amended and Restated Articles of Incorporation, which would increase the number of shares of the Company's Common Stock authorized for issuance from 20,000,000 to 40,000,000. The proposed amendment would change the first sentence of Article IV of the Amended and Restated Articles of Incorporation to increase the total number of shares which the Company is authorized to issue to 41,770,819 and to provide 40,000,000 of such shares shall be shares of Common Stock.

   The Board of Directors recommends the proposed increase in the number of shares of authorized Common Stock to ensure that Common Stock will be available as needed for issuance in connection with raising additional capital, completing acquisitions and other corporate purposes, all of which alternatives the Company continually evaluates.

   If the recommended amendment to the Amended and Restated Articles of Incorporation is approved, the Company's Board of Directors will have the authority to issue the additional shares of authorized Common Stock or any part thereof without further action by stockholders except as required by applicable laws or regulations. The Company's Board of Directors believes that the availability of the additional shares of Common Stock for the purposes stated without delay or the necessity for a special stockholders meeting would be beneficial to the Company.

   The issuance of additional shares of Common Stock in certain transactions and under certain circumstances could have the effect of discouraging an unfriendly attempt to acquire control of the Company. For example, additional shares of Common Stock could be sold to persons, groups or entities known to be favorable toward the Company's vision and direction. The issuance of additional shares of Common Stock, directly or as part of the Company's Shareholders Rights Plan, could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such person or entity not to be in the best interest of the stockholders and the Company. The Company's Board of Directors is not aware of any present effort by any person or entity to accumulate the Company's securities or to obtain control of the Company.

   Except as referred to above and as set forth below, the Company does not now contemplate any such transaction, or have any commitments, arrangements or understandings which would require the issuance of additional shares of Common Stock. As of March 5, 1996, __________ shares of Common Stock were issued and outstanding. An additional 622,311 shares of Common Stock have been reserved for issuance pursuant to options outstanding at such date. The stockholders are also being asked to approve at the Annual Meeting an increase in the number of shares that may be issued upon exercise of options granted under the 1994 Equity Compensation Plan. See "Amendments to 1994 Equity Compensation Plan."

   Each additional share of Common Stock authorized by the proposed amendment will have the same rights and privileges as each share of Common Stock currently authorized or outstanding. Stockholders will have no preemptive rights to receive or purchase any of the Common Stock authorized by this proposed amendment.

   As soon as practicable after such affirmative vote has been taken, the amendment will be filed with the Secretary of State of the Commonwealth of Pennsylvania.

   The board of directors unanimously recommends a vote FOR approval of the amendment to the Restated Certificate of Incorporation.

        SHAREHOLDER SUGGESTIONS AND PROPOSALS FOR 1997 ANNUAL MEETING

   Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 1997 Annual Meeting, resolutions must be received by December 2, 1996.

   The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

                              Patricia M. Mycek
                              Secretary
                              Philadelphia Suburban Corporation
                              762 W. Lancaster Avenue
                              Bryn Mawr, PA 19010

                            ADDITIONAL INFORMATION

   The Company will provide without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for 1995. Please direct your requests to Patricia M. Mycek, Secretary, Philadelphia Suburban Corporation, 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period

January 1, 1995 through December 31, 1995, all filing requirements applicable to its officers, directors and 10% Shareholders have been complied with, except that one transaction in May, 1995 by Mr. DiBona, a director, was filed late on August 15, 1995.

                                OTHER MATTERS

   The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                   By Order of the Board of Directors,



                                   PATRICIA M. MYCEK
                                   Secretary




April 1, 1996

                                                                     EXHIBIT A

                               AMENDMENT 1994-2
                   TO THE PHILADELPHIA SUBURBAN CORPORATION
                        1994 EQUITY COMPENSATION PLAN

1. Section 4 of the Plan is amended to read, in its entirety, as follows:

"Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 950,000 shares. The maximum number of shares of Common Stock that may be issued or transferred under the Plan subject to restricted stock grants is 25,000 shares of Common Stock. Shares deliverable under the Plan may be authorized and unissued shares or treasury shares, as the Committee may from time to time determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Grant for which no material benefit was received by a grantee also may be made available for distribution in connection with future Grants under the Plan."